EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated April 23, 1999, with respect to the financial statements and schedules of the Gray Communications Systems, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                /s/ Ernst & Young LLP
                                                ------------------------------
                                                Ernst & Young LLP

Atlanta, Georgia
June 25, 1999